SCHEDULE 14A

                  INFORMATION REQUIRED IN PROXY STATEMENT

                          SCHEDULE 14A INFORMATION
        Proxy Statement Pursuant to Section 14(a) of the Securities
                            Exchange Act of 1934

          Filed by the registrant   X

          Filed by a party other than the registrant
          Check the appropriate box:

               Preliminary proxy statement

          X    Definitive proxy statement

               Definitive additional materials

               Soliciting material pursuant to Rule 14a-11(c) or Rule
               14a-12

                        KYSOR INDUSTRIAL CORPORATION
___________________________________________________________________________
              (Name of Registrant as Specified in Its Charter)

                        KYSOR INDUSTRIAL CORPORATION
___________________________________________________________________________
                 (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

     X    $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-
          6(j)(2).
          $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
          Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
          and 0-11.
     (1)  Title of each class of securities to which transaction applies:
___________________________________________________________________________
     (2)  Aggregate number of securities to which transactions applies:
___________________________________________________________________________
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11.
___________________________________________________________________________
     (4)  Proposed maximum aggregate value of transaction:
___________________________________________________________________________
            Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:
___________________________________________________________________________
     (2)  Form, schedule or registration statement no.:
___________________________________________________________________________
     (3)  Filing party:
___________________________________________________________________________
     (4)  Date filed:
















































                                               KYSOR INDUSTRIAL CORPORATION
                                                       CENTRAL STAFF OFFICE
                                                         One Madison Avenue
                                              Cadillac, Michigan 49601-9785



TO THE SHAREHOLDERS OF
KYSOR INDUSTRIAL CORPORATION


     You are cordially invited to attend the Annual Meeting of Shareholders of Kysor Industrial Corporation. The meeting will be held at the Ritz-Carlton Hotel-Buckhead, 3434 Peachtree Road, N.E., in Atlanta, Georgia, on Friday, April 29, 1994, at 11 a.m., local time.


     On the following pages you will find the Notice of Annual Meeting and the Proxy Statement. At the Annual Meeting, in addition to voting, you will hear our report on Company activities and the outlook for 1994.


     It is important that your shares be represented at the meeting, regardless of the size of your holdings. We therefore urge you to SIGN, DATE AND RETURN AS SOON AS POSSIBLE the enclosed proxy card in the postage-paid envelope furnished for that purpose. Please do this whether or not you plan to attend the meeting. Sending a proxy will not affect your right to vote in person in the event you attend the meeting.

                                   Respectfully,



                                   George R. Kempton
                                   Chairman of the Board and
                                   Chief Executive Officer


                         _________________________
                           YOUR VOTE IS IMPORTANT
                        Please Sign, Date and Return
                        Promptly the Enclosed Proxy












                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               April 29, 1994



     The 1994 Annual Meeting of Shareholders of Kysor Industrial
Corporation will be held at the Ritz-Carlton Hotel-Buckhead, 3434 Peachtree Road, N.E., Atlanta, Georgia, at 11 a.m., local time, on April 29, 1994, for the following purposes:


     1. Election of three directors to the class whose three-year term will expire in 1997.

     2. Ratification of the appointment of Coopers & Lybrand, certified public accountants, as independent auditors for the Company for the year ending December 31, 1994.

     3. Transaction of such other business as may properly come before the meeting or any adjournment thereof.

     The record date for the meeting has been fixed by the Board of Directors as the close of business on March 1, 1994. All shareholders of record on that date are entitled to vote at the meeting.


     By order of the Board of Directors.


                                        David W. Crooks
Cadillac, Michigan                      Vice President-
March 25, 1994                          General Counsel and Secretary























                                 IMPORTANT


     All shareholders are cordially invited to attend the meeting. Whether or not you plan to attend in person, you are urged to date and sign the enclosed proxy and return it promptly in the envelope provided. This will assure your representation and a quorum for the transaction of business at the meeting. If you do attend the meeting in person, the proxy will not be used if so requested by you.

     If you shares are registered in the name of a broker or bank, only your broker or bank can submit a proxy card on your behalf. Please contact the person responsible for your account and direct him or her to submit a proxy card on your behalf. If you have any questions about the procedure to vote your shares, please call our proxy solicitor:

                    D.F. King & Co.
                    77 Water Street
                    New York, New York 10005
                    Telephone No.: (212) 269-5550
                    (please call collect)

___________________________________________________________________________
































                        KYSOR INDUSTRIAL CORPORATION
                             One Madison Avenue
                       Cadillac, Michigan 49601-9785


                               PROXY STATEMENT

     This statement is furnished as part of the solicitation of proxies by the Board of Directors of Kysor Industrial Corporation ("Kysor" or the "Company"), One Madison Avenue, Cadillac, Michigan 49601-9785, to be voted at the Annual Meeting of Shareholders to be held Friday, April 29, 1994, at 11 a.m., local time, at the Ritz-Carlton Hotel-Buckhead in Atlanta, Georgia, and at any adjournment of that meeting, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Proxies in the accompanying form, if properly executed, duly returned to the Company and not revoked, will be voted at the Annual Meeting. Where a shareholder specifies a choice, the shares represented by the proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted for the election of all nominees for director named in this Proxy Statement, for ratification of the appointment of Coopers & Lybrand as independent auditors, and in accordance with the discretion of the persons named as proxies on any other matters that may properly come before the meeting.

     It is anticipated that this Proxy Statement and the enclosed proxy will be first sent to shareholders on March 25, 1994. Any shareholder giving a proxy in the enclosed form has the power to revoke it at any time before it is exercised. Such revocation must be made in writing and directed to the Secretary of the Company at the address set forth above. A shareholder may also attend the Annual Meeting of Shareholders and vote in person by ballot, in which event any prior proxy given by the shareholder will be automatically revoked.


ELECTION OF DIRECTORS

     The Board of Directors has nominated the following three persons for election to the Board of Directors to the class whose term will expire in 1997.

George R. Kempton   Philip LeBoutillier, Jr.    Raymond A. Weigel

     This Proxy Statement contains more information about the director nominees below.

     The directors to be elected at the Annual Meeting of Shareholders are to serve until the Annual Meeting of Shareholders in 1997, or until their successors are elected and qualified. The nominees are willing to be elected and to serve. In the event that any nominee is unable to serve or is otherwise unavailable for election, which is not contemplated, the



                                    -1-

incumbent Board of Directors may or may not select a substitute nominee. If a substitute nominee is selected, all proxies will be voted for the person so selected. If a substitute nominee is not so selected, all proxies will be voted for the election of the remaining nominees. Proxies will not be voted for a greater number of persons than the number of nominees named.

     A plurality of votes of the holders of shares of the Company's voting stock (common and preferred) present in person or by proxy at the Annual Meeting and voting on the election of directors is required to elect directors. For the purpose of counting votes on the election of directors, abstentions, broker non-votes and other shares not voted will not be counted as shares voted on the election, and the number of votes of which a plurality is required will be reduced by the number of shares not voted.

                     YOUR BOARD OF DIRECTORS RECOMMENDS
              A VOTE FOR ELECTION OF ALL NOMINEES AS DIRECTORS




































                                    -2-

VOTING SECURITIES

     At the close of business on March 1, 1994, the record date for determining the shareholders entitled to vote at the Annual Meeting, Kysor had issued and outstanding 5,495,809 shares of its Common Stock, $1 par value (the "Common Stock"), and 810,163 shares of Series A Preferred Stock, $24.375 stated value per share (the "Preferred Stock"). Each share of Common Stock and Preferred Stock issued and outstanding on the record date entitles its holder to one vote on each matter to be voted upon at the meeting.

     The following table shows the beneficial ownership of shares of the Company's Common Stock and Preferred Stock by each shareholder known to be the beneficial owner of more than 5% of the outstanding Common Stock or Preferred Stock of the Company as of March 1, 1994:






































                                    -3-

                                            AMOUNT AND
                                            NATURE OF     PERCENT
   TITLE       NAME AND ADDRESS OF          BENEFICIAL       OF
 OF CLASS       BENEFICIAL OWNER            OWNERSHIP      CLASS
Common Stock    State of Wisconsin           350,000           6.4%
                Investment Board
                P.O. Box 7842
                Madison, Wisconsin
                53707 (1)

Common Stock    Kysor Industrial             340,095           6.2%
                Corporation Employee
                Stock Ownership Plan
                ("ESOP"), Old Kent
                Bank and Trust Company,
                Trustee
                One Vandenberg Center
                Grand Rapids, Michigan
                49503 (2)

Common Stock    Neuberger & Berman           305,100           5.6%
                605 Third Avenue
                New York, New York
                10152 (3)

Common Stock    George R. Kempton            281,304           5.0%
                Kysor Industrial
                Corporation
                One Madison Avenue
                Cadillac, Michigan
                49601(4)

Series A        Kysor Industrial             810,163         100.0%
Preferred       Corporation
Stock           Employee Stock Ownership
                Plan ("ESOP"), Old Kent
                Bank and Trust Company,
                Trustee
                One Vandenberg Center
                Grand Rapids, Michigan
                49503 (2)

(1)  Based on Schedule 13G dated February 8, 1994.

(2) Peter W. Gravelle, Richard G. De Boer and Kent J. Rosenau, all officers or employees of the Company, are members of the Administrative Committee of the ESOP trust. The Administrative Committee does not have any investment or voting power with respect to these shares. The shares of Preferred Stock may be converted into

                                    -4-

     shares of Common Stock on a one-for-one basis by the Trustee. If such conversion were made, the ESOP would own 1,150,258 shares of Common Stock, representing approximately 20.9% of the outstanding shares as of March 1, 1994.

(3)  Based on Schedule 13G dated January 31, 1994.

(4)  Based on information provided by Mr. Kempton.

     The following table shows certain information concerning the beneficial ownership of the Company's Common Stock as of March 1, 1994, by each director, each nominee for director, each named executive officer and all directors and executive officers as a group:

                            AMOUNT AND                SHARES SUBJECT
                            NATURE OF      PERCENT      TO OPTIONS
     NAME OF                BENEFICIAL        OF        EXERCISABLE
 BENEFICIAL OWNER          OWNERSHIP(1)     CLASS    WITHIN 60 DAYS(4)
William E. Callahan           33,000           .6%        19,000
Timothy J. Campbell           76,717(2)       1.4         50,150
Thomas P.
  Forrestal, Jr.              59,151(2)       1.1         40,400
Paul K. Gaston                35,000           .6         15,500
Grant C. Gentry               38,500           .7         38,500
Peter W. Gravelle             49,236(2)(3)     .9         38,120
George R. Kempton            281,304(2)(3)    5.0         93,800
Philip LeBoutillier, Jr.      50,628(3)        .9         15,500
Robert W. Navarre                500           --            500
Timothy D. Peterson           63,682          1.2         43,880
Frederick W. Schwier          36,500(3)        .7         23,000
John D. Selby                 47,278(3)        .9         14,000
Raymond A. Weigel             48,000           .9         10,000
All of the above and other
  executive officers as
  a group (15 persons)       899,006(2)      15.1        450,230

(1) The number of shares stated in this column is based on information furnished by the persons listed and includes shares personally owned of record by the person and shares which, under applicable regulations, are deemed to be otherwise beneficially owned by the person. Under these regulations, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power and/or investment power with respect to the security. Voting power includes the power to vote or to direct the power to vote. Investment power includes the power to dispose or to direct the disposition of the security. A person is also considered the beneficial owner of a security if the person has a right to acquire beneficial ownership of the security within 60 days. The number of


                                    -5-

     shares stated therefore includes shares which may be acquired through the exercise of stock options within 60 days. Except as otherwise noted in the footnotes to the table, single shareholders named have sole voting and investment power with respect to all shares listed. Except as otherwise noted, joint shareholders, as identified in these footnotes, share voting and investment power with respect to all shares listed.

(2) The figures shown for these directors and officers include an aggregate of 17,777 shares of Common Stock held by the Employee Stock Ownership Plan ("ESOP") and allocated to the accounts of the named individuals, as well as 456 shares of Common Stock over which, although not allocated to their accounts, the named individuals have voting control pursuant to the terms of the ESOP. For purposes of determining the number of ESOP shares over which the named individuals exercise voting control, it is assumed that all ESOP participants will direct the vote of shares allocated to their respective accounts. Unallocated shares and allocated shares for which no vote direction is given will be voted in accordance with the vote direction actually made by ESOP participants, on a per capita basis, with each voting participant being able to direct the vote of an equal number of unallocated shares and allocated shares for which no vote direction is received.

     In addition to the Common Stock allocated to their accounts in the ESOP, each of the named individuals has shares of Preferred Stock held by the ESOP allocated to his account. The named individuals, like all ESOP participants, also direct the voting of unallocated Preferred Stock and allocated Preferred Stock for which no vote direction is received in the same manner described above with respect to the Common Stock. The following table describes the beneficial ownership of shares of Preferred Stock by the named individuals and all directors and executive officers as a group. No director who is not also an executive officer of the Company has an interest in the ESOP. The table assumes that all ESOP participants direct the vote of shares of Preferred Stock allocated to their respective ESOP accounts:

















                                    -6-

                                                  Additional
                                                   Preferred    Percent
                                        Percent   Stock Over    of Class
                             Preferred  of Class  Which Vot-     Repre-
                             Stock Al-   Repre-    ing Con-      sented
                              located    sented    trol May     by Col-
                              to ESOP      by      Be Exer-      umns 1
                              Account   Column 1     cised       and 3
Timothy J. Campbell            1,137        .1%       701           .2%
Thomas P. Forrestal, Jr.       1,315        .2        701           .3
Peter W. Gravelle                842        .1        701           .2
George R. Kempton              1,526        .2        701           .3
Timothy D. Peterson              946        .1        701           .2
All directors and
  executive officers
  as a group
  (15 persons)                 6,587        .8      4,206          1.3

     Each share of Preferred Stock entitles its holder to one vote on matters submitted for shareholder action at the meeting, as does each share of Common Stock. The named individuals have sole voting power, but no dispositive power (other than the power to direct the tender of their allocated shares in the event of a tender offer), over the shares of Common Stock and Preferred Stock held in the ESOP and allocated to their respective ESOP accounts.

(3) The number of shares stated includes shares owned solely by the indicated person's spouse, but over which the indicated person might share voting and investment power by reason of the influence of the relationship with the spouse. Included are Felia LeBoutillier (10,600 shares); Priscilla Schwier (2,000 shares); and Marian H. Selby (400 shares). All shares reflected as beneficially owned by George R. Kempton are held jointly with his wife, Joyce H. Kempton. Included among the shares reflected as beneficially owned by Peter W. Gravelle are 300 shares held by Mr. Gravelle as custodian for a minor child.

(4) The number of shares stated includes shares subject to options which may, under certain circumstances, become immediately exercisable as of the date of this Proxy Statement.










                                    -7-

DIRECTORS AND EXECUTIVE OFFICERS
     The following tables show certain information with respect to each person nominated for election as a director, each director whose term of office will continue and each executive officer of Kysor:

NOMINEES FOR 3-YEAR
TERMS AS DIRECTOR         PRINCIPAL
EXPIRING 1997             OCCUPATION (1)             DIRECTORSHIPS (2)
George R. Kempton         Chairman of the Board      Director of Kysor since
Age 60 (3)                and Chief Executive        1978; also a
                          Officer, Kysor             director of Simpson
                                                     Industries,
                                                     Inc., Guardsman
                                                     Products, Inc. and JLG
                                                     Industries, Inc.

Philip LeBoutillier,      Retired.  Former Chair-    Director of Kysor since
Jr.                       man of the Board, First    1963
Age 78                    Ohio Bancshares, Inc.
                          (bank holding company)

Raymond A. Weigel         Retired.  Chairman         Director of Kysor since
Age 76                    Emeritus of the Board,     1948
                          Kysor

DIRECTORS WITH
3-YEAR TERMS
EXPIRING 1995             PRINCIPAL OCCUPATION(1)    DIRECTORSHIPS(2)
William E. Callahan       Chairman of the Board,     Director of Kysor since
Age 76                    Kona-Cal, Inc.             1980; also a
                          (trucking industry         director of Telecom,
                          publications)              Inc.

Timothy J. Campbell       Group Vice President       Director of Kysor since
Age 51 (3)                (Transportation            1988
                          Products), Kysor

Frederick W. Schwier      Chairman of the Board,     Director of Kysor since
Age 70                    Great Lakes Communica-     1985
                          tions, Inc. (television
                          broadcasting)

John D. Selby             Retired.  Former Chair-    Director of Kysor since
Age 72                    man of the Board and      1980
                          Chief Executive Officer
                          Consumers Power Company
                          (public utility)

                                    -8-

DIRECTORS WITH
3-YEAR TERMS
EXPIRING 1996             PRINCIPAL OCCUPATION(1)    DIRECTORSHIPS(2)
Paul K. Gaston            Chairman of the Board      Director of Kysor since
Age 60                    of Guardsman Products,     1984; also a director
                          Inc.(4)                    of Guardsman Products,
                                                     Inc.

Grant C. Gentry           Retired.  Former Chair-    Director of Kysor since
Age 69                    man of the Board and       1986; also Chairman of
                          Chief Executive            the Board and a
                          Officer, Pantry Pride,     director of Bromar,
                          Inc. (diversified          Inc.
                          retailer)

Peter W. Gravelle         Executive Vice-            Director of Kysor since
Age 56 (3)                President Chief            1991
                          Operating Officer,
                          Kysor (5)

Robert W. Navarre         Chairman of the Board      Director of Kysor since
Age 60                    and Chief Executive        1993;  also a director
                          Officer, Simpson           of Simpson Industries,
                          Industries, Inc.           Inc. and Webster
                          (automotive supplier)      Industries, Inc.

EXECUTIVE
OFFICERS
WHO ARE NOT               PRINCIPAL OCCUPATION      SERVED IN SAME
DIRECTORS (3)             (1)                       OFFICE SINCE
David W. Crooks           Vice President-              1991
Age 45                    General Counsel
                          and Secretary (6)

Thomas P. Forrestal,      Group Vice President -       1983
Jr.                       Commercial Products (7)
Age 57

Terry M. Murphy           Vice President -             1992
Age 45                    Chief Financial Officer
                          (8)

Timothy D. Peterson       Vice President -             1983
Age 56                    Marketing and
                          International

                                    -9-

(1) Except as noted, each person listed has been engaged in the same principal occupation for over five years.

(2) Except as noted, no director is a director of any other company which has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or is subject to Section 15(d) of that Act, or any company registered as an investment company under the Investment Company Act of 1940.

(3) Kysor's executive officers are appointed annually by, and serve at the pleasure of, the Board of Directors.

(4) Since January 1994, previously Partner of Warner, Norcross & Judd (law firm).

(5) Since August 1992, previously Vice President, Treasurer and Chief Financial Officer (1990-1992); General Manager of Electronic
     Instruments Division of Eaton Corporation (1988-1990).

(6)  Since January 1991, previously Vice President-General Counsel
     (1983-1991).

(7) Mr. Forrestal has been a director since 1984 and is not standing for re-election.

(8) Since December 1992, previously Vice President-Finance, Treasurer and Chief Financial Officer of North-West Telecommunications, Inc. (1986-
     1992).


MEETINGS OF THE BOARD OF DIRECTORS AND BOARD COMMITTEES

     The Board of Directors, which is responsible for overall management of the business and affairs of the Company, held four regular meetings during 1993. All directors attended more than 75% of the total number of meetings of the Board and committees of which they were members. The Board has four standing committees: the Executive Committee, the Audit Committee, the Compensation and Organization Committee, and the Nominating Committee. Mr. Kempton is an ex officio voting member of each of these standing committees except the Audit Committee and the Compensation and Organization Committee. The Board of Directors also has an Acquisition, Divestiture and Merger Committee.

EXECUTIVE COMMITTEE: The responsibilities of the Executive Committee include all of the responsibilities of the Board of Directors except those responsibilities which cannot be delegated by law. The Executive Committee acts upon matters requiring Board action during periods between Board meetings. Messrs. LeBoutillier (Chairman), Gaston, Schwier and Weigel are members of the Executive Committee. The Executive Committee met one time in 1993.

                                    -10-
AUDIT COMMITTEE: The responsibilities of the Audit Committee are to (1) recommend the firm to be employed by the Company as its independent auditors, (2) review and approve the scope of the yearly audit plan and proposed budget for audit fees, (3) review the results of the annual audit with the independent auditors, (4) review the auditors' management letter with the independent auditors and engage in appropriate follow-up with corporate staff, (5) review with the independent auditors the Company's internal controls, (6) review activities of the internal auditors and (7) report to the Board of Directors on activities and findings of the committee and make recommendations to the Board of Directors on such findings. Messrs. Selby (Chairman), Callahan, Gaston, Gentry, Navarre and Schwier are members of the Audit Committee. The Audit Committee met two times during 1993.


COMPENSATION AND ORGANIZATION COMMITTEE: The responsibilities of the Compensation and Organization Committee include recommending to the Board of Directors the salaries of each corporate officer, the retainer and attendance fee for non-employee directors, making recommendations and determinations concerning bonus compensation, administering stock option plans (including those which permit the granting or award of other forms of equity-based compensation), and reviewing compensation plans as they relate to key employees. The Compensation and Organization Committee also reviews the administration and results of operations of Kysor's pension plans, confers with and receives reports from the actuaries and investment managers of the plans, makes recommendations related to such plans and reviews all material proposed plan changes. Messrs. Schwier (Chairman), Callahan, Gentry, Selby and Weigel are members of the Compensation and Organization Committee, and such individuals comprised the committee at all times during 1993. The Compensation and Organization Committee met one time during 1993.


NOMINATING COMMITTEE: The responsibilities of the Nominating Committee are to develop and recommend to the Board of Directors criteria for the selection of candidates for director, to seek out and receive suggestions concerning possible candidates, to review and evaluate the qualifications of possible candidates, and to recommend to the Board candidates for vacancies occurring from time to time and for the slate of directors to be proposed on behalf of the Board of Directors at the Annual Meeting of Shareholders. The present members of the Nominating Committee are Messrs. Callahan (Chairman), Gaston, LeBoutillier, Navarre and Weigel. The Nominating Committee met one time during 1993. The Nominating Committee will consider nominees recommended by shareholders. Article IX of the Company's Restated Articles of Incorporation requires that a shareholder desiring to nominate a director candidate submit to the Company the nominee's name, age, business and residence addresses, principal occupation, the number of shares of the Company's capital stock beneficially owned by the nominee, and a statement that the nominee is willing to be nominated. The information must be provided to the Company not less than 120 days prior to the date of the annual meeting of shareholders at which the nominee will be considered, or if he or she is to

                                    -11-
be considered at a special meeting of shareholders, not more than seven days following the notice of the special meeting. The names of any such nominees and the other information required by the Company's charter should be forwarded to the Company's Secretary, Kysor Industrial Corporation, One Madison Avenue, Post Office Box 1000, Cadillac, Michigan 49601-9785, who will submit the information to the Nominating Committee for its consideration. Nominations made other than in accordance with Article IX of the Company's Restated Articles of Incorporation are void.


ACQUISITION, DIVESTITURE AND MERGER COMMITTEE: The responsibilities of the Acquisition, Divestiture and Merger Committee are to review and evaluate proposals received from other companies or made by management relating to the acquisition or divestiture by the Company of subsidiaries, divisions or other substantial business operations, and to make recommendations to the Board of Directors relating to such proposals. Messrs. Weigel (Chairman), Callahan, Campbell, Forrestal and Kempton are members of the Acquisition, Divestiture and Merger Committee. This Committee met one time during 1993.


EXECUTIVE COMPENSATION

     As described in further detail in the following report of the Company's Compensation and Organization Committee, the Company's compensation for executive officers consists of four components: a base salary, a profit sharing incentive bonus, an intermediate-term incentive, and a long-term incentive historically provided through the Company's stock option plans. Information on each of these compensation elements follows the Compensation and Organization Committee report.


COMPENSATION  AND  ORGANIZATION  COMMITTEE  REPORT  ON  EXECUTIVE
COMPENSATION

     The Compensation and Organization Committee (the "Committee") administers the executive compensation program formulated by the Company and provides appropriate recommendations and reports to the full Board for approval. The Committee consists of only non-employee directors, including Mr. Raymond A. Weigel, who retired as chairman of Kysor Industrial Corporation in January 1987 and who also receives contractual deferred compensation from the Company.

     In 1991, the Company engaged The Wyatt Company, a nationally recognized compensation consulting firm, to review its compensation policies and make recommendations to the Committee concerning executive compensation policies and competitive compensation levels. The recommendations of The Wyatt Company were initially adopted in 1991 and are the foundation of the Company's current executive compensation program. Competitive compensation level studies are updated annually by The Wyatt Company and furnished to the Committee for its consideration.



                                    -12-
     The Committee's compensation philosophy is to (1) pay competitively for similar positions in companies of comparable size in order to attract and retain qualified executives, (2) align compensation with the achievement of specific short-term and intermediate-term financial objectives rewarding above average corporate performance while also recognizing individual initiative and achievement and (3) encourage the long-term commitment to the Company through the ownership and retention of Company stock. The implementation of this philosophy is designed to enhance shareholder value by aligning the long-term financial interests of executive officers with those of shareholders.

     Compensation consists of both cash and equity, and includes (1) a base salary, (2) a profit sharing incentive bonus, (3) an intermediate-term incentive and (4) a long-term incentive through participation in a stock option plan. Executive officers are also eligible to participate in a supplemental executive retirement plan and a full range of other benefits available to all other management employees of the Company.

     In 1993, Congress amended the federal Internal Revenue Code to add
Section 162(m). This new section provides that publicly held corporations may not deduct compensation paid to certain executive officers in excess of $1 million annually, with certain exemptions. Kysor has examined its executive compensation policies in light of Section 162(m) and the regulations that have currently been proposed by the Internal Revenue Service to implement that section. If the Internal Revenue Service adopts regulations under Section 162(m) substantially as they have been proposed, it is not expected that any portion of the Company's deduction for employee remuneration will be disallowed in 1994 or in future years by reason of awards granted in 1994. The Committee intends to review the Company's executive compensation policies at a later date, when final regulations have been adopted, and to propose appropriate modifications to the Company's executive compensation plans and program with a view toward implementing the Company's compensation policy in a manner that avoids or minimizes any disallowance of tax deductions under Section 162(m).

Base Salary

     Base salaries are determined by the Committee through an independent evaluation of the responsibilities of each executive position and a comparison of those responsibilities with similar positions throughout the industry. Once a salary range for a position has been established, the base pay of each executive is determined individually within that range by considering the specific experience and performance of the executive. The Company's current base salaries are generally within the established market ranges. Annual adjustments are considered and approved by the Committee when the competitive marketplace and the Company's performance justifies such adjustments.






                                    -13-
Profit Sharing Bonus Incentive Plan

     The Profit Sharing Bonus Incentive Plan is a short-term compensation plan designed to reward corporate officers and other key employees who are not officers for achieving specific annual financial objectives. When these objectives are met, executives will receive from 20% to 60% of their base salaries each year, depending upon their levels of corporate responsibility. The amount is determined by a formula that considers the amount by which the Company's net income after tax ("NIAT"), as a percentage of sales, exceeds a minimum percentage set by the Committee. NIAT excludes extraordinary, unusual or infrequently occurring items as may be determined by the Committee. Partial bonuses were paid for 1992 and 1993 consistent with the formula.

Intermediate-Term Incentive Plan

     The Intermediate-Term Incentive Plan is designed to reward officers and other key employees who grow the business profitably and produce outstanding financial performance over any two-year "rolling" period (i.e., '91/'92, '92/'93). Growth and profitability are measured based upon primary earnings per share ("PEPS") and return on investment ("ROI") as may be modified from time to time by the Committee. The plan encourages executives to focus on sustaining performance at or above minimum levels and improving profitability and shareholder value. When these objectives are met, executives participating in the plan may receive incentive awards from 20% to 40% of their base salaries, depending upon their levels of corporate responsibility. The amount awarded is determined by using a formula that establishes performance levels which relate to an average of PEPS and ROI over a two-year period, excluding extraordinary, unusual or infrequently occurring items as may be determined by the Committee.
Failure to meet performance objectives during any two-year period will prevent payment with respect to awards granted for that period under the plan. No incentive bonuses were paid for the 1991/92 period. Above minimum performance objectives were achieved in 1992. The 1992/93 two-year average exceeded the minimum levels and incentive bonuses were paid to the Company's executives and some key employees under the plan. For purposes of the Summary Compensation Table following this report and the Long-Term Incentive Plan table on page 17 of this Proxy Statement, awards under the Intermediate-Term Incentive Plan are considered "long-term" incentives pursuant to regulations issued by the Securities and Exchange Commission.

Long-Term Incentive Plan

     Stock options have been granted to executives and other key employees pursuant to various plans since 1953. The purpose of such plans is to encourage long-term investment in the Company and to provide incentives to executive officers to operate the Company consistent with shareholder interests. The Company's current stock option plans are administered by the Committee.

     The Committee believes that, absent unusual circumstances, stock options should be awarded to executives annually and on a generally

                                    -14-
consistent basis in terms of the number of shares subject to options. For this purpose, the Committee has established ranges of awards in terms of numbers of shares that are based on and vary with levels of responsibility within the Company. The size of awards generally increases as the level of corporate responsibility increases. Other than for awards to the Chief Executive Officer, management generally recommends to the Committee the individuals to whom options should be awarded and the amount, timing and other terms of awards. The Committee reviews the recommendations of management, modifies the recommended awards if the Committee deems modifications appropriate, and approves awards to executives based on management's recommendations. The Committee alone determines the amount and other terms of awards to the Chief Executive Officer.

     Stock option awards permit executives and other key employees to purchase shares of Common Stock over a ten-year period at a price equal to the fair market value at the date of the grant. All options granted since 1990 vest and become exercisable at the rate of 20% for each of the first four years after the date of grant, and the remaining 20% only vest and become exercisable if all vested options (i.e. the first 80%) are exercised in full and all of the shares are held by the executive for a period of one year.

     During January 1994, the Committee granted options to 128 employees utilizing 183,500 shares under existing plans.


Chief Executive Officer Compensation

     The Chief Executive Officer's compensation is based upon the same principles and philosophy outlined above for all executives as a group with one exception. The Chief Executive Officer has a higher percentage of his total cash compensation "at risk." More specifically, Mr. Kempton's cash compensation includes his base salary and participation in the profit sharing incentive bonus plan (0 - 60% of base salary) and the intermediate-term incentive plan (0 - 40% of base salary). The second and third elements of the cash compensation are "at risk" each year and could constitute an amount up to 100% of base salary or an amount equal to 0% of base salary depending upon the financial performance of the Company.

     Mr. Kempton's base salary for 1993 was increased 5% above his 1992 level. The base salary paid to Mr. Kempton in 1993 was less than the estimated market value paid by companies of comparable size as determined by an independent outside consultant.

     In January 1994, the Committee recommended, and the full Board ratified, a profit sharing incentive bonus of $152,074 (48.12% of 1993 base salary) and an intermediate-term incentive plan bonus of $98,349 (31.12% of 1993 base salary) for Mr. Kempton based upon the formulas outlined above.

     Mr. Kempton received long-term incentive compensation during 1993 through an award of stock options under the Company's Stock Option and Restricted Stock Plan of 1987. Other corporate officers also received stock option awards during 1993.
                                    -15-
     All recommendations of the Compensation and Organization Committee concerning compensation attributable to 1993 were approved and adopted by the Board of Directors without modification.

                              Respectfully submitted,

                              Frederick W. Schwier, Chairman
                              William H. Callahan
                              Grant C. Gentry
                              John D. Selby
                              Raymond A. Weigel



SUMMARY COMPENSATION TABLE

     The following table sets forth the cash compensation paid by Kysor to the Chief Executive Officer and each of its four highest paid executive officers other than the Chief Executive Officer during each year in the three-year period ended in 1993. The following table includes amounts which the named individuals may have deferred pursuant to the Company's 401(k) Savings Plan. No Company contributions are made to the Savings Plan.

                                     SUMMARY COMPENSATION TABLE
                                                                                 Long-term Compensation
                                             Annual Compensation                    Awards       Payouts
                                                                                 Securities Un-
                                                                Other Annual    derlying Options    LTIP     All Other Com-
Name and Principal Position          Year     Salary    Bonus   Compensation    (No. of Shares)   Payouts     pensation(2)
George R. Kempton                    1993    $314,776  $152,074   $  4,582          14,500         $98,349      $22,072
  Chairman of the Board, Chief       1992     299,900   138,692     47,684(1)       20,000               0       26,246
  Executive Officer & Director       1991     288,020         0                          0               0

Peter W. Gravelle                    1993     209,167    92,631      2,532          12,800          57,183       14,523
  Executive Vice President-Chief     1992     186,325    84,480      3,557          15,000               0       15,532
  Operating Officer & Director       1991     170,000         0                          0               0

Thomas P. Forrestal, Jr.             1993     190,463    79,206      1,020          11,000          46,101       14,563
  Group Vice President               1992     187,434    72,234        995          15,000               0       17,975
  (Commercial Products) & Director   1991     180,010         0                          0               0

Timothy J. Campbell                  1993     163,937    66,001        345          11,000          38,415       11,752
  Group Vice President (Trans-       1992     156,188    60,192          0          15,000               0       14,743
  portation Products) & Director     1991     150,000         0                          0               0

Timothy D. Peterson                  1993     141,307    51,201        462           7,200          26,219       10,695
  Vice President - Marketing and     1992     134,625    46,694        179          10,000               0       13,551
  International                      1991     129,290         0                          0               0

                                    -16-

(1) Includes $43,424 of deemed interest compensation (assessed interest rate below market rate) on indebtedness from the Company that was used to exercise stock options.

(2) "All Other Compensation" includes imputed income from premiums paid for group life insurance above $50,000 ($10,212 for Mr. Kempton, $3,408 for Mr. Gravelle, $3,381 for Mr. Forrestal, $2,553 for Mr. Campbell and $2,342 for Mr. Peterson) and amounts allocated to each named officer under the ESOP (estimated based on shares allocated for 1993) ($11,860 for Mr. Kempton, $11,115 for Mr. Gravelle, $11,182 for
     Mr. Forrestal, $9,199 for Mr. Campbell and $8,353 for Mr. Peterson).

ADMINISTRATIVE PENSION PLAN

     The following table shows the estimated annual benefits payable upon retirement under Kysor's Administrative Pension Plan for various compensation and years of service classifications, assuming retirement at age 65 in 1993.

                             PENSION PLAN TABLE

                                      Years of Service
    Remuneration      15        20         25         30         35
                  C>
      $150,000    $ 36,612   $ 48,804   $ 61,008   $ 73,212   $ 76,968
       200,000      49,608     66,144     82,680     99,216    104,220
       250,000      62,604     83,472    104,340    125,208    131,460
       300,000      75,606    100,808    126,010    151,212    158,712
       350,000      88,608    118,144    147,680    177,216    185,966
       400,000     101,604    135,472    169,340    203,208    213,204
       450,000     114,606    152,808    191,010    229,212    240,468
       500,000     127,608    170,144    212,680    255,216    267,720
       550,000     140,604    187,472    234,340    281,208    294,960
       600,000     153,606    204,808    256,010    307,212    322,212

     The executive officers referred to above are participants in Kysor's Administrative Pension Plan. The Administrative Pension Plan is a qualified defined benefit retirement plan. All salaried employees are eligible to participate after meeting vesting requirements. Amounts expended for retirement plan benefits cannot be readily determined for specific individuals since payments to the plan are computed on an actuarial basis. Payments under the plan are based on the levels of compensation and years of service of an individual at retirement. Compensation covered by the plan for this purpose is determined in the same fashion as for determination of social security taxes. For 1993, this compensation does not materially vary from the amounts shown under the heading "Annual Compensation" in the Summary Compensation Table above.



                                    -17-

     These retirement benefits may exceed the maximum amounts allowed under the Employee Retirement Income Security Act ("ERISA"). In such event, Kysor has an additional non-qualified, unfunded pension plan designed to pay benefits to participants in the Administrative Pension Plan in an amount equal to the difference between the amount of retirement benefits to which each participant would be entitled under the formula set forth in the Administrative Pension Plan and the maximum amount of retirement benefits allowed under ERISA. Benefits under the plan are subject to a deduction for Social Security benefits.

     The executive officers referred to above have the following years of credited service for qualification under Kysor's Administrative Pension
Plan:

               George R. Kempton             15
               Thomas P. Forrestal, Jr.      13
               Peter W. Gravelle              3
               Timothy J. Campbell            9
               Timothy D. Peterson           13

     In addition to the above, the Company has an unfunded Supplemental Executive Retirement Plan (the "Supplemental Plan") which covers all of the executive officers named in the Summary Compensation Table shown above. To achieve minimum qualification in the Supplemental Plan, the participant must have attained the age of 57 and completed at least 10 years of credited service, and the sum of the participant's age plus years of credited service must equal at least 72. A person is fully qualified under the Supplemental Plan following 15 years of credited service and having attained the age of 62. Once a person achieves such full qualification, the Supplemental Plan provides an additional annual benefit which, together with benefits payable under the basic plan, benefits payable by each and every former employer, and 50% of benefits under Social Security, will equal 65% of the participant's average annual cash compensation for the three years in which his or her cash compensation was highest during the final five complete years of the person's employment at the time of retirement or termination of employment. The 65% is reduced proportionately for each month the participant's termination date precedes his or her 62nd birthday and for each month less than 15 years of credited service. Benefits are payable commencing on the participant's 57th birthday or the date of his or her termination of employment, whichever occurs later. The Supplemental Plan also provides participants with health care coverage at least equal to that provided under the basic plan.

     If the participant has attained the minimum eligibility requirements, but dies either prior to or following his or her actual retirement date, the Company will pay benefits under the Supplemental Plan to the person's spouse for the remainder of the spouse's life, but such benefits are reduced by one-third. Furthermore, minimum age requirements are waived for qualification purposes if the participant becomes totally disabled while in the Company's employ, but benefits payable will be reduced accordingly. If

                                    -18-

the participant has not attained age 57 at the time of disability, then disability benefits terminate upon the participant's death.

     Minimum eligibility requirements are inapplicable in the case of involuntary termination (actual or constructive) without cause occurring within five years following a change in control of the Company (as that term is defined in the section entitled "Management Transactions; Termination of Employment and Change in Control Arrangements"). In such event, benefits payable are calculated using compensation for the highest consecutive 12 calendar months out of the last complete 60 calendar months of employment, and by using the age the participant would have attained and the complete calendar months of credited service he or she would have attained as of the date which is five years after a change in control.

     The Company has also approved irrevocable trusts for each participant to hold any Company contributions required by the Supplemental Plan. The Company has no obligation to make contributions to such trusts unless there is a change in control of the Company. If a change in control occurs, the Company is then required to make contributions sufficient to meet all future obligations to each participant under the Supplemental Plan as determined from time to time by an actuary enrolled with the Internal Revenue Service in accordance with standards provided in the Supplemental Plan. The Company may, at its option, satisfy any funding obligations by contributing a life insurance policy on the life of each participant having a cash surrender value equal to any required contribution amount.


STOCK OPTION PLANS

     The following table summarizes options granted under the Company's 1987 Stock Option and Restricted Stock Plan during the last fiscal year:

                                  OPTION GRANTS IN LAST FISCAL YEAR
                                          Individual Grants

                                          Percent                          Potential
                                            of                            Realizable
                                           Total                           Value at
                                          Options    Exer-                  Assumed
                             Number of  Granted to   cise                 Annual Rate
                            Securities   Employees  or Base                of Stock
                            Underlying      in       Price    Expira-     Price Appre-
                              Options     Fiscal     (Per      tion       ciation for
Name                          Granted      Year      Share)    Date       Option Term
                                                                         5%       10%
George R. Kempton             14,500       5.1%   $18.9375   1/29/03   $172,691   $437,632
Peter W. Gravelle             12,800       4.5     18.9375   1/29/03    152,444    386,323
Thomas P. Forrestal, Jr.      11,000       3.9     18.9375   1/29/03    131,007    331,996
Timothy J. Campbell           11,000       3.9     18.9375   1/29/03    131,007    331,996
Timothy D. Peterson            7,200       2.5     18.9375   1/29/03     85,750    217,307

                                    -19-
     Pursuant to its 1987 Stock Option and Restricted Stock Plan, its 1984 Stock Option Plan, its 1983 Incentive Stock Option Plan and its 1980 Stock Option and Stock Appreciation Rights Plan (collectively, the "Plans"), the Company has granted certain of its executive officers, directors and key employees options to purchase shares of the Company's Common Stock at prices equal to the fair market value of the shares on the dates the options were granted. The Plans are administered by the Compensation and Organization Committee consisting of five disinterested directors.
Although authorized, no stock appreciation rights or restricted stock have been granted under the Plans. The 1980 Stock Option and Stock Appreciation Rights Plan terminated on April 25, 1990 and the 1983 Incentive Stock Option Plan terminated on April 22, 1993, although certain options granted under those plans remain outstanding.

     The various Plans permit option exercise loans or installment purchase agreements to encourage the exercise of options and thereby advance the purposes of the Plans. In 1989, the Committee implemented a program to provide for installment payments upon the exercise of stock options. The installment purchase program was available for a period of six months (ending October 30,1989) for the exercise of non-qualified stock options. Non-qualified options for 157,128 shares were exercised under the installment purchase program. The purchase obligations relating thereto are secured by the stock acquired upon exercise of each option and related dividends, but are otherwise non-recourse obligations. Interest is charged at a rate of 4.5% per annum, and will be offset in whole or in part by dividends paid on the Common Stock purchased pursuant to the program.

     The Company will receive a tax deduction in connection with the exercise of the options equal to the difference between the option price and the market value on the date of exercise. The optionee would recognize income in a corresponding amount.

     The following table summarizes stock options exercised by the listed individuals during the last fiscal year and the total number of options held by each listed individual as of the end of the last fiscal year:

          AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
                                                          Number of Securities           Value of Unexercised
                                                         Underlying Unexercised          In-the-Money Options
                                                        Options at Fiscal Year-End        at Fiscal Year-End
                            Shares
                            Acquired         Value
                            on Exer-         Real-       Exercis-        Unexer-        Exercis-        Unexer-
Name                        cise             ized        able            cisable        able            cisable
George R. Kempton                0               0        86,900          31,600         $750,252        $165,000
Peter W. Gravelle                0               0        32,560          25,240          249,000         121,312
Thomas P. Forrestal, Jr.    12,000         105,175        35,200          20,800          134,250          92,625
Timothy J. Campbell              0               0        44,950          23,800          438,656         123,750
Timothy D. Peterson              0               0        40,440          15,760          344,625          82,500

                                    -20-
LONG-TERM INCENTIVE COMPENSATION

     The following table summarizes all awards of incentive compensation under Kysor's Intermediate-Term Incentive Plan to the listed individuals during the last fiscal year:

                       LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR

                          Number        Performance
                        of Shares,       or Other       Estimated Future Payouts Under
                         Units or      Period Until     Non-Stock-Price-Based Plans(1)
                           Other        Maturation
Name                     Rights(1)     Or Payout(2)     Threshold   Target      Maximum
George R. Kempton            40          Two Years       $63,206   $95,820     $126,412
Peter W.  Gravelle           35          Two Years        36,750    55,713       73,500
Thomas P. Forrestal, Jr.     30          Two Years        29,628    44,916       59,256
Timothy J. Campbell          30          Two Years        24,743    37,510       49,485
Timothy D. Peterson          25          Two Years        17,734    26,885       35,468

(1) Under the Intermediate-Term Incentive Plan, the Company's executive officers may earn incentive compensation based upon two performance objectives: primary earnings per share ("PEPS") and return on investment ("ROI"). The executive officers may be granted "performance units" intended to equal 1% of the applicable officer's salary if maximum performance objectives are satisfied. The maximum number of units that may be granted to each of the named executives are as follows: Mr. Kempton - 40% of base salary; Mr. Gravelle - 35% of base salary; Messrs. Forrestal and Campbell - 30% of base salary; and Mr. Peterson - 25% of base salary. The actual value of such performance units will be based on actual two-year PEPS and ROI averages, subject to the satisfaction of minimum plan thresholds. Performance units are to be paid two years after they are granted.

(2) The award is calculated for fiscal years 1993 and 1994. The two-year average primary earnings per share and return on investment results will determine the actual value of the performance units to be paid.

STOCK PERFORMANCE GRAPH

     The following graphs compare the yearly percentage in the Company's cumulative shareholder return on the Company's Common Stock with various equity indices over a five-year and eleven-year period ending December 31, 1993, respectively, using 1988 and 1982 as "base periods." The S & P 500 is a broad-based equity market index, while the Russell 2000 is comprised of companies with a market capitalization similar to that of Kysor. Although the Company's stock performance lagged the indices during the five-year period, a $100 investment in Kysor's stock in 1982 would be worth over $803 as of December 31, 1993, compared to $494 for the S & P 500 stocks and $363 for the Russell 2000 stocks.

                                    -21-
[Stock Performance Graph--Five-Year Investment in Kysor Industrial Corporation versus S & P and Russell 2000.]

Year ended
December 31              1988    1989     1990     1991    1992     1993
Kysor Industrial       100.00    63.01    38.05    39.34   106.49   103.92
S & P 500              100.00   131.50   127.29   166.12   178.86   196.92
Russell 2000           100.00   116.24    93.57   136.66   161.81   192.40


[Stock Performance Graph--An Investment in Kysor Industrial Corporation versus S & P 500 and Russell 2000.]

Year ended
December 31        1982     1983     1984     1985     1986     1987     1988     1989     1990     1991     1992     1993
Kysor Industrial   100.00   311.28   266.47   369.04   429.53   635.29   772.87   486.96   294.08   304.07   823.04   803.12
S & P 500          100.00   122.50   130.22   172.15   203.99   214.60   250.66   329.61   319.06   416.38   448.32   493.60
Russell 2000       100.00   129.10   119.67   156.83   165.74   151.21   188.85   219.53   176.70   258.07   305.59   363.34


MANAGEMENT TRANSACTIONS; TERMINATION OF EMPLOYMENT
AND CHANGE IN CONTROL ARRANGEMENTS

     The Company has entered into an Employment Agreement with George R. Kempton, the Chairman of the Board and Chief Executive Officer of the Company. Under the Employment Agreement, Mr. Kempton will receive a salary as may be determined from time to time by the Company's Board of Directors, provided that in no event shall Mr. Kempton's salary for any given calendar year be less than the salary received by Mr. Kempton during the prior calendar year. Notwithstanding this provision, Mr. Kempton has elected in the past to receive a salary less than the salary received by him in the prior calendar year when he and other corporate executive officers recommended to the Board of Directors and accepted a salary cut in response to then current business conditions. In addition, Mr. Kempton is entitled to bonuses under the Company's present bonus plans (subject to the terms of such plans), or any subsequent plans, and other fringe benefits in an amount not less favorable than those presently enjoyed by Mr. Kempton. If Mr. Kempton's employment is terminated involuntarily by the Company without cause (termination for cause requiring a two-thirds vote of the Board of Directors) or by Mr. Kempton for good reason, Mr. Kempton is entitled to receive severance pay for the remainder of the term of the Employment Agreement. Severance pay includes payments under the Supplemental Executive Retirement Plan described above, and those items (other than item
(5)) listed below the description of certain other corporate officer

                                    -22-
Termination Agreements described in this section. Mr. Kempton's Employment Agreement has a term of five years and is automatically renewed for one additional year each January 1 unless either the Company or Mr. Kempton notifies the other in writing that it or he does not choose to extend the period of employment. No such notification has been provided. The Employment Agreement was unanimously approved by the Board of Directors.

     The Company has also entered into Termination Agreements ("Agreements") with Peter W. Gravelle, Executive Vice President-Chief Operating Officer; Thomas P. Forrestal, Jr., Group Vice President (Commercial Products); Timothy J. Campbell, Group Vice President (Transportation Products); Timothy D. Peterson, Vice President-Marketing and International; and other corporate officers. The Agreements provide for separation pay and benefits should a change in control of the Company occur. The Agreements were unanimously approved by the Board of Directors. Under the Agreements, the executive's employment must be terminated involuntarily, without cause, whether by actual or "constructive" demotion, relocation, loss of benefits or other changes short of actual termination of employment, and within five years following change in control of the Company in order for an executive to be entitled to compensation. If an executive's employment is terminated involuntarily by the Company without cause or by an executive for good reason within five years after a change in control of Kysor has occurred, the executive shall be entitled to receive severance pay for the period remaining between the date of such termination and 60 months after the change in control of Kysor. A change in control means a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), provided that, without limitation, such a change in control shall be deemed to have occurred if (1) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of Kysor representing 25% or more of the combined voting power of Kysor's then outstanding securities, or (2) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof (unless the election or nomination for election by Kysor's shareholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period).

     Severance pay includes the following: (1) monthly payments equal to the executive's monthly salary for the last full month immediately preceding the executive's termination plus one-twelfth of either 35% (for certain corporate officers other than those named in the preceding paragraph), 40% (for Timothy D. Peterson and certain other corporate officers), 45% (for Thomas P. Forrestal, Jr. and Timothy J. Campbell), or 50% (for Peter W. Gravelle and George R. Kempton (see above)) of the total salary paid to the executive during the one-year period immediately preceding his or her termination; (2) continued treatment of the executive as an "employee" under any stock option, employee benefit or other long-term compensation arrangement for the term of the compensation period;

                                    -23-
(3) reasonable outplacement services selected by the executive; (4) continued treatment of the executive as an employee under each employee welfare benefit plan in which the executive was entitled to participate immediately prior to the date of his or her termination; (5) payment of a supplemental retirement benefit offset by any amount payable pursuant to the Administrative Pension Plan; (6) payment by the Company of all reasonable legal fees and expenses incurred by the executive as a result of his or her termination of employment by Kysor; (7) the right to immediately exercise, in full, all stock options held by the executive; (8) an option to sell his or her principal residence to Kysor at the greater of its then fair market value or the executive's aggregate capital investment in the residence; and (9) an option to purchase his or her automobile from Kysor at its then wholesale value.

     The Board of Directors believes that the agreements described above assure fair treatment of the covered executives and, by assuring the executive of some financial security, protect the shareholders by tending to neutralize any bias of these executives in considering proposals to acquire the Company.

     In 1987, the Company entered into an Indemnity Agreement with each of the Company's directors and executive officers, and the Company has entered into a similar agreement with each individual who has become a director or executive officer of the Company subsequent to that date. The Indemnity Agreements, which were ratified by the Company's shareholders at the 1987 Annual Meeting of Shareholders, are designed to provide the maximum indemnification protection allowed under the Michigan Business Corporation Act. An indemnitee's rights under an Indemnity Agreement are not exclusive of any other rights that he or she may have under the Michigan Business Corporation Act, the Company's Restated Articles of Incorporation or Bylaws, any liability insurance presently maintained or hereafter purchased, or otherwise. A copy of the form of the Indemnity Agreement was included as an exhibit to the Company's 1987 Proxy Statement.


DIRECTOR COMPENSATION

     Director fees are paid to those directors who are not employees of Kysor. During 1993, each director was paid $4,000 per quarter plus an additional $700 for attendance at each regular or special meeting of the Board of Directors. In addition, Board committee chairmen were paid $800 for each committee meeting attended and Board committee members were paid $600 for each committee meeting attended. Kysor provides non-employee directors a death benefit in the amount of $25,000, which is paid to their designated beneficiary in the event such person dies while a director. Directors of the Company may also elect to participate in the Company's health care benefit plan.

     The Company has a deferred compensation plan for non-employee directors. Each member of the Board of Directors who is not an employee of the Company is eligible to participate in the plan by directing that all or


                                    -24-
any part of the compensation which would be payable for services as a director be credited to a deferred compensation account. When a participating director ceases to be a director of the Company, he or she will be paid an amount in cash equal to the amount of compensation deferred, plus an additional amount of compensation equivalent to interest computed on the director's deferred compensation balance at an annual percentage rate to be determined by the Compensation and Organization Committee at the time of any election.

     Under the Company's retirement plan for directors, annual retirement benefits are payable to retired directors who have five or more years of service as a director under specified circumstances in an amount equal to one-fifteenth of the annual retainer at the time of retirement or the year preceding a change in control of the Company, times years of service on the Board of Directors (not to exceed 15 years). One-fourth of the annual benefit shall be payable each calendar quarter. Payments cease upon the death of the director or 15 years following retirement, whichever occurs first. To qualify for such benefits, a retired director must agree to be available to provide consultation and advice to the Company following his or her retirement.


INDEBTEDNESS OF MANAGEMENT

     The following executive officers and directors were indebted to the Company in 1993 in amounts exceeding $60,000 for credit extended to them to exercise stock options pursuant to the Company's various stock option plans, as described elsewhere in this Proxy Statement (see section entitled "Stock Option Plans"). The shares acquired pursuant to the exercise of these options are pledged to the Company to secure payment of the indebtedness, which is without recourse except to the pledged shares. Interest is charged on the indebtedness at a rate of 4.5% per annum:

                                                 LARGEST       AMOUNT
                                               AMOUNT OWED     OWED AT
      NAME                 RELATIONSHIP          IN 1993      12/31/93
George R. Kempton           Chairman of the       $1,052,565    $1,016,409
                            Board, Chief
                            Executive Officer
                            and Director

Philip LeBoutillier, Jr.    Director                $200,168      $200,050


Paul K. Gaston              Director                $102,836      $102,836





                                    -25-
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The following directors served as members of the Compensation and Organization Committee during the last fiscal year: Messrs. Schwier (Chairman), Callahan, Gentry, Selby and Weigel.

     The Company has a continuing deferred compensation agreement with Mr. Weigel, former Chairman of the Company, which provides for annual payments of $350,000 for twenty years or for the remainder of Mr. Weigel's life, whichever last occurs.

     The Company is a limited partner in a partnership formed to construct a $58 million cogeneration facility in Cadillac, Michigan. The Company has approximately an 8% equity interest in such project. Other equity participants in the cogeneration project include a corporation controlled by Raymond A. Weigel (a director) and his son (approximately 18% interest).


TRANSACTIONS WITH CERTAIN ORGANIZATIONS

     During the past year, the Company utilized the services of Warner, Norcross & Judd, a law firm in which Paul K. Gaston, a director, was a Partner until December 31, 1993. The Company anticipates continuing such relationship during the current year.


PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Coopers & Lybrand to serve as independent auditors of the Company for the year ending December 31, 1994, and proposes that the shareholders ratify this selection at the Annual Meeting. Coopers & Lybrand has advised Kysor that it has no direct financial interest nor any material indirect financial interest in Kysor or its subsidiaries, or any connection during the past three years with Kysor or its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee. Coopers & Lybrand has served Kysor as its independent auditors since 1976.

     Representatives of Coopers & Lybrand are expected to be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement if they desire to do so. These representatives are likewise expected to be available to respond to any appropriate questions.

     Ratification of the appointment of Coopers & Lybrand, certified public accountants, as auditors for the Company for the year ending December 31, 1994, requires the vote of the holders of a majority of the shares of the Company's voting stock (common and preferred) present in person or represented by proxy at the Annual Meeting and voting on this proposal.
For purposes of counting votes on this proposal, abstentions, broker non-votes and other shares not voted will not be counted as shares voted on the proposal, and the number of shares of which a majority is required will be reduced by the number of shares not voted.

                                    -26-
               YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                 RATIFICATION OF THE SELECTION OF AUDITORS


OTHER BUSINESS

     At the date of this Proxy Statement, the management of the Company has no knowledge of any business, other than that described above, which will be presented at the meeting. If any other business should properly come before the meeting, the proxies named in the enclosed proxy will have discretionary authority to vote on those matters.


COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's directors and officers, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Directors, officers and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely on its review of the copies of such reports received by it, or written representations from certain reporting persons that no other filings were required for those persons, the Company believes that all filing requirements applicable to its directors, officers and greater than 10% beneficial owners were satisfied in 1993.


PROPOSALS OF SECURITY HOLDERS

     Proposals of security holders intended to be presented at the next annual meeting scheduled to be held on April 28, 1995, must be received by the Company for inclusion in its proxy statement and form of proxy relating to that meeting by November 25, 1994. Proposals of security holders should be made in accordance with Rule 14a-8 promulgated under the Exchange Act and should be addressed to Mr. George R. Kempton, Chairman of the Board and Chief Executive Officer, Kysor Industrial Corporation, One Madison Avenue, Post Office Box 1000, Cadillac, Michigan 49601-9785.


SOLICITATION OF PROXIES

     The expenses involved in the preparation and solicitation of proxies for the Annual Meeting of Shareholders will be borne by the Company. Brokerage houses, custodians, nominees and fiduciaries will be reimbursed by the Company for their reasonable expenses incurred in forwarding the soliciting material to the beneficial owners of stock held by such persons or firms. In addition to the solicitation of proxies by use of the mails, solicitation may be made by certain directors, officers and their


                                    -27-
employees, and shareholders of the Company, who will receive no additional compensation by personal interview, telephone or telegraph. The Company has retained D. F. King & Co., 77 Water Street, New York, New York 10005, to aid in the solicitation of proxies. It is anticipated that the fee to be paid to D. F. King & Co. will not exceed $7,500 plus expenses.

     By order of the Board of Directors.


                                   David W. Crooks
Cadillac, Michigan                 Vice President-
March 25, 1994                     General Counsel and Secretary









































                                    -28-
NOTICE TO PLAN PARTICIPANTS:

     Under the terms of the ESOP and TRASOP, Participants with Kysor common or preferred stock allocated to their accounts have the ability to direct the plan Trustee on how such stock will be voted. In addition (except for the TRASOP shares), the plan also provides that allocated stock which is not directed and stock which is held by the plans but has not yet been allocated to Participants will be voted as directed by Participants.

     Each participant who directs the voting of allocated shares will also be directing the voting of the unallocated and non-directed shares in the same manner. The number of such shares subject to direction by each participant will be determined by dividing the total number of such shares by the number of Participants directing the vote. Therefore, each directing Participant will determine the vote for the same number of unallocated and non-directed shares, except for TRASOP shares.

     A different vote direction card is requested for the ESOP and TRASOP shares. You will find enclosed a vote direction card for each in which you have Kysor stock allocated to your account. Each card is a different color, with blue representing the ESOP and green representing the TRASOP.

     Please complete and return the vote direction card for each plan in the enclosed envelope.

THE VOTE DIRECTION CARD MUST BE RECEIVED NO LATER THAN APRIL 20, 1994.





























KYSOR INDUSTRIAL CORPORATION       THIS VOTE DIRECTION FORM IS
EMPLOYEE STOCK OWNERSHIP PLAN      BEING FURNISHED TO THE UNDERSIGNED
                                   PURSUANT TO THE KYSOR INDUSTRIAL
                                   CORPORATION EMPLOYEE STOCK OWNERSHIP
                                   PLAN (the "Plan").  The undersigned
                                   acknowledges receipt of a Notice of
                                   Annual Meeting and a Proxy Statement
                                   dated March 25, 1994, for Kysor
                                   Industrial Corporation and submits this
                                   Vote Direction Form to THE WYATT COMPANY
                                   as special agent to the Trustee of the
                                   Plan to direct the voting by the Trustee
                                   of shares of Kysor Industrial
                                   Corporation voting stock allocated to an
                                   account of the undersigned pursuant to
                                   the Plan at the ANNUAL MEETING OF
                                   SHAREHOLDERS OF KYSOR INDUSTRIAL
  VOTE DIRECTION FORM              CORPORATION at the Ritz-Carlton Hotel-
                                   Buckhead, Atlanta, Georgia, on April 29,
                                   1994, or at any adjournment of that
                                   meeting as specified below:
_______________________________

(1)  ELECTION OF         ____ Vote FOR all        ____ WITHHOLD
     DIRECTORS                nominees listed          AUTHORITY
                              below (except            to vote for all
                              as marked to             nominees listed
                              the contrary             below
                              below)

George R. Kempton   Philip LeBoutillier, Jr. Raymond A. Weigel

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)
          ________________________________________________________________

(2) Proposal to ratify the appointment of Coopers & Lybrand as the independent auditors of Kysor Industrial Corporation.

     _____ FOR      _____ AGAINST       _____ ABSTAIN
(3) In the Trustee's discretion upon all other matters that may be presented at the meeting or any adjournment thereof.
                         (Continued on other side)












Shares of voting stock of Kysor Industrial Corporation allocated to an account of the undersigned pursuant to the Plan (either a TRASOP Account or an ESOP Account) will be voted by the Trustee as directed. Shares allocated to a TRASOP Account will not be voted unless a properly executed Vote Direction Form is received. Shares held in an ESOP Account with respect to which no Vote Direction is received and unallocated ESOP shares will be voted by the Trustee in accordance with Vote Directions received with respect to allocated ESOP shares, on a per capita basis.

       PLEASE MARK, SIGN, DATE, AND RETURN THE VOTE DIRECTION FORM TO
          THE WYATT COMPANY PROMPTLY USING THE ENCLOSED ENVELOPE.


X__________________________________     DATED _____________, 1994
Signature of Plan Participant



NOTE: This Vote Direction Form should be signed exactly as your name appears on the mailing label affixed hereto.


DO NOT RETURN THIS CARD TO THE COMPANY. IT MUST BE RETURNED TO THE WYATT COMPANY, ONE NORTHWESTERN PLAZA, SUITE 500, 28411 NORTHWESTERN HIGHWAY, SOUTHFIELD, MICHIGAN 48034.






























KYSOR INDUSTRIAL CORPORATION  THIS PROXY IS SOLICITED ON BEHALF OF THE
                              BOARD OF DIRECTORS.  The undersigned
                              acknowledges receipt of a Notice of Annual
                              Meeting and a Proxy Statement dated March 25,
                              1994 and appoints GEORGE R. KEMPTON, PHILIP
                              LeBOUTILLIER, JR., and DAVID W. CROOKS, and
                              each of them, Proxy of the undersigned, each
                              with full power of substitution, to vote all
                              stock which the undersigned is entitled to
                              vote at the ANNUAL MEETING OF SHAREHOLDERS of
                              KYSOR INDUSTRIAL CORPORATION at the Ritz-
                              Carlton Hotel-Buckhead, Atlanta, Georgia, on
                              April 29, 1994, or at any adjournment of that
                    PROXY     meeting as specified below:
One Madison Avenue
Cadillac, Michigan
_______________________________

The Board of Directors recommends a vote FOR the following items:

(1)  ELECTION OF DIRECTORS    ____ Vote FOR all        ____ WITHHOLD
                                   nominees listed          AUTHORITY
                                   below (except            to vote
                                   as marked to             for all
                                   the contrary             nominees
                                   below)                   listed
                                                            below.

George R. Kempton      Philip LeBoutillier, Jr.     Raymond A. Weigel

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)
_________________________________________________________________

(2) Proposal to ratify the appointment of Coopers & Lybrand as the independent auditors of the Company.

     _____ FOR      _____ AGAINST       _____ ABSTAIN

(3) In their discretion, the Proxies are authorized to vote upon all other matters that may be presented at the meeting or at any adjournment thereof.


                         (Continued on other side)










Account Number           Number of Shares         Proxy Number




The shares represented by this Proxy will be voted as specified. If no specification is made, the shares will be voted for election of all of the board nominees as directors, for ratification of the appointment of Coopers & Lybrand as auditors, and in accordance with the judgment of the Proxies with respect to any other matter which may properly come before the meeting.


PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


X____________________    X__________________  DATED _______, 1994
Signature(s) of Shareholder(s)




NOTE: Signature(s) should be identical with the name(s) typed on this Proxy. Joint owners should each sign personally. Persons signing as attorney, executor, administrator, trustee or guardian should give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.